UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2009
Post Properties, Inc.
Post Apartment Homes, L.P.
(Exact name of registrant as specified in its charter)
Georgia
Georgia
(State or other jurisdiction of incorporation)

1-12080
0-28226
(Commission File Number)

58-1550675
58-2053632
(IRS Employer Identification Number)

4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327
(Address of principal executive offices)

Registrant’s telephone number, including area code (404) 846-5000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(Post Properties, Inc. is providing certain disclosure regarding officer and director compensation that is not otherwise required to be disclosed in this Form 8-K. This disclosure is provided to give context to the disclosures required in this Form 8-K.)
(e) On February 9, 2009 the Executive Compensation and Management Development Committee (the “Committee”) of the Board of Directors (the “Board”) of Post Properties, Inc. (the “Company”) ratified and approved changes to the Company’s officer and director compensation programs to reduce overall compensation expenses. During the year ended December 31, 2008, the Company reduced its headcount by approximately 15%, including an approximately 25% reduction in headcount in corporate office positions, through a combination of asset sales, outsourcing, attrition and positions eliminated. However, in light of the current economic environment, management, the Board and the Committee concluded that additional measures were necessary.
Changes to the Company’s compensation programs in response to the current economic environment include the following:
▪	a salary freeze for executive officers and certain associates;

▪	the elimination or reduction of annual cash bonuses for the Company’s executive officers and certain associates;

▪	the voluntary elimination of cash and stock based compensation by the Chairman of the Board for 2009;

▪	the suspension of future awards under the Company’s Shareholder Value Plan;

▪	the reduction of long-term stock-based compensation; and

▪	an offer to buy out all outstanding awards under the Company’s Shareholder Value Plan.
The Committee also recently ratified and approved special one-time sale process bonuses to two named executive officers.
Salary Freezes and Cash Bonus Reductions
The Company implemented a salary freeze for executive officers and associates with base salaries greater than $50,000. In addition, 2008 annual bonuses (payable in 2009) were reduced or eliminated as follows: the annual bonus of the Company’s Chief Executive Officer was eliminated, annual bonuses of the Company’s other named executive officers were reduced to approximately 30% of their 2008 annual bonus targets, and annual bonuses of other executive officers were reduced to approximately 50% of their 2008 annual bonus targets. Annual bonuses for other corporate associates who receive bonuses were reduced to approximately 90% of their 2008 annual bonus targets. The purpose of the annual cash bonus plan is to provide at-risk cash compensation contingent upon achieving annual corporate and individual objectives. The Committee determined that the overall corporate budget objective was not met and therefore no named executive officer was entitled to the portion of the bonus contingent upon achieving the corporate budget objective. The Committee also exercised its discretion to award less than the full amount of the award that was contingent upon achieving individual objectives. Bonuses paid to the Company’s named executive officers for 2008 as compared to bonuses paid for 2007 and target bonuses for 2008 are as follows:

		2007 Actual	2008 Target	2008 Actual
Name	Title	Bonus	Bonus	Bonus
David P. Stockert	President and Chief Executive Officer	$325,000	$420,000	$0

Christopher J. Papa	Executive Vice President and Chief Financial Officer	$200,000	$256,000	$76,800

Thomas L. Wilkes	Executive Vice President and President, Post Apartment Management	$200,000	$264,000	$79,200

Sherry W. Cohen	Executive Vice President and Corporate Secretary	$140,000	$174,000	$52,200
Thomas D. Senkbeil, who until December 31, 2008 served as the Company’s Executive Vice President and Chief Investment Officer, was not contractually entitled to an annual bonus for 2008 performance. In connection with his separation from service, the Company agreed to pay him a bonus equal to the average percentage of target bonus paid out to Messrs. Wilkes and Papa and Ms. Cohen. Accordingly, Mr. Senkbeil received a bonus of $87,300, which is equal to approximately 30% of his target bonus for 2008.
Voluntary Elimination of Cash and Incentive Compensation by the Chairman of the Board
The Chairman of the Board of Directors of the Company voluntarily and irrevocably waived any rights he might have to receive the special stock option and restricted stock awards designated for the Chairman in the Company’s compensation structure for non-employee directors and received in lieu thereof the $60,000 restricted stock grant awarded to all other non-employee directors on December 31, 2008. Mr. Goddard has also irrevocably waived all of his compensation for service in 2009, including his right to receive his $100,000 annual retainer as well as his right to receive any stock option or restricted stock award for service in 2009. The Committee accepted and approved Mr. Goddard’s waiver.
Suspension of Shareholder Value Plan Awards
The Committee evaluated all of the Company’s long-term incentive plans and arrangements in an effort to reduce compensation expense while still properly incentivizing senior management. Given the complexity of the Company’s Shareholder Value Plan and the volatility in stock prices of publicly traded REITs, the Committee determined that future awards under the Shareholder Value Plan, including awards that would have been made for the 2009-2011 performance period, should be suspended. Over the near term, the Committee does not intend to replace the suspended awards under the Shareholder Value Plan with other forms of incentive compensation.
2008 Long-Term Stock-Based Compensation
The target level for 2008 long-term compensation for the Company’s named executive officers set at the beginning of 2008 included 33% stock options, 33% restricted stock and 33% Shareholder Value Plan awards. As described above, Shareholder Value Plan awards were suspended by the Committee and were not replaced with any other form of incentive compensation. Accordingly, the total target level for 2008 long-term compensation was initially reduced by 33%. The remaining amounts of 2008 long-term compensation were then allocated to the named executive officers in the form of stock options and restricted stock.
Given the current trading price of the Company’s stock versus historical levels, the Committee limited the overall number of stock options and restricted stock to be awarded to the Company’s executive officers for 2008 performance versus the 2008 target level. For stock options, the number of shares awarded were calculated by dividing the dollar amount of the stock option proposed value by $2.50, versus the actual Black-Scholes value of the stock options on the grant date of $2.095, which decreased the total value of stock options awarded to the Company’s named executive officers by 16.2%. For restricted stock, the number of shares awarded were calculated by dividing the dollar amount of the restricted stock proposed value by $15.00 (rounded up to the nearest whole share), versus the closing price of the Company’s common stock on the grant date of $12.22, which decreased the total number of shares and value of restricted stock awarded to the Company’s named executive officers by 18.5%. Accordingly, the value of the actual stock option and restricted stock awards granted on February 9, 2009 to the named executive officers (excluding Mr. Senkbeil, who was not eligible to receive a long-term incentive award for 2008 performance due to his separation from service) was $291,811 less in the aggregate than the original target level.

Giving effect to the suspension of Shareholder Value Plan awards and the limitation on stock option and restricted stock awards, the long-term incentive value for the named executive officers (excluding Mr. Senkbeil) was $1,116,811 less in the aggregate than the original 2008 target level. A summary for each named executive officer is as follows:

		Restricted
		Stock and
		Option		Actual vs.
	Original	Original		Original
	Target LTI	Target	Actual LTI	Target LTI
Name	Value	Value	Value	Value
David P. Stockert	$900,000	$600,000	$493,463	-45.2%
Christopher J. Papa	$600,000	$400,000	$329,365	-45.1%
Thomas L. Wilkes	$600,000	$400,000	$329,365	-45.1%
Sherry W. Cohen	$375,000	$250,000	$205,996	-45.1%

	Restricted		Actual	Stock		Actual
	Stock	Actual	Number of	Option	Actual Stock	Number of
	Original	Restricted	Restricted	Original	Option	Stock
	Target	Stock Grant	Shares	Target	Grant	Options
Name	Value	Value	Granted	Value	Value	Granted
David P. Stockert	$400,000	$325,871	26,667	$200,000	$167,592	80,000
Christopher J. Papa	$250,000	$203,671	16,667	$150,000	$125,694	60,000
Thomas L. Wilkes	$250,000	$203,671	16,667	$150,000	$125,694	60,000
Sherry W. Cohen	$150,000	$122,200	10,000	$100,000	$83,796	40,000
Offer to Buy Out Remaining Cash-Based Awards Under Shareholder Value Plan
There are two open performance periods under the Shareholder Value Plan — 2007-2009 and 2008-2010 — and no participant currently has a vested right to receive any award for these two periods. In connection with suspending future awards under the Shareholder Value Plan, and thereby reducing overall long-term incentive compensation as described above, on February 9, 2009 the Committee also authorized the Company to offer all participants the right to receive 40% of their target potential award for the two open performance periods under the plan in exchange for participants’ unvested right to receive any award if the Company achieves target bonus thresholds at the end of the two performance periods.
Under the Shareholder Value Plan, participants have the opportunity to receive a percentage (0% to 300%) of their target bonus for each performance period based on the Company’s total shareholder return in relation to the total shareholder return reported for such period in the National Association of Real Estate Investment Trusts (“NAREIT”) total return index for all equity real estate investment trusts whose return is reported in the index, as measured at the end of a three-year performance period. The Company did not achieve the target thresholds for the 2006-2008 performance period. Since the plan’s inception in 2002, the Company has paid out as follows:

Payout
Performance Period	(% of Target)
2002-2004	0%
2003-2005	90%
2004-2006	70%
2005-2007	50%
2006-2008	0%

Average	42%
The offer to the plan participants relates to the 2007-2009 and the 2008-2010 performance periods. Estimated liabilities for awards under the plan are accrued on a quarterly basis over the applicable three-year performance period even though the determination of the ultimate payout, if any, is not made until the end of each performance period.

These estimated liabilities will be eliminated in future periods for all awards terminated as part of the exchange. As a result, the Committee concluded that the Company could potentially reduce its overall general and administrative expenses by not making awards for the 2009-2011 performance period and future performance periods and by permitting participants to exchange their unvested rights with respect to the 2007-2009 and 2008-2010 performance periods. In evaluating the potential exchange, the Committee reviewed the relative performance of the Company’s stock to the NAREIT index over the life of the two remaining awards to help in determining the appropriate buyout amount and the likelihood that liabilities would have to be accrued in a future quarter and payouts would ultimately have to be made for the awards.
In addition, the Committee considered a “Monte Carlo” valuation prepared by an independent consultant for the 2008-2010 performance period, which estimated the value as of December 31, 2008 to be 54.8% of target. No independent valuation was performed for the 2007-2009 performance period due to the smaller relative size of the total targeted potential awards under that performance period. After considering this information together with historic payout levels for prior performance periods and the suspension of future awards under the Shareholder Value Plan, the Committee determined that it was appropriate to offer 40% of the target potential award, which was slightly below the 42% average payout level for the five prior performance periods.
Each of the Company’s named executive officers listed in the table below has agreed to terminate his or her unvested right to receive a cash award for the 2007-2009 and the 2008-2010 performance periods, of which the target potential amounts are set forth below, in exchange for the buyout amount set forth below:

	Target
Name	Potential Award	Buyout Amount
David P. Stockert	$437,500	$175,000
Christopher J. Papa	$300,000	$120,000
Thomas L. Wilkes	$300,000	$120,000
Sherry W. Cohen	$187,500	$75,000
The Company has offered Mr. Senkbeil $120,000 in exchange for his unvested rights with respect to $300,000 of target potential awards, and the Company has offered 17 other plan participants an aggregate of $183,655 in exchange for their unvested rights with respect to an aggregate of $459,138 of target potential awards. Mr. Senkbeil and the other participants have until March 15, 2009 to accept the offer, and all payments will be made on or before the Company’s first regularly scheduled pay date which comes after March 15, 2009.
Special Sale Process Bonuses
In connection with the formal process to sell the Company initiated at the beginning of 2008 and concluded in June, the Committee authorized a pool of bonuses that could be paid at the discretion of the Committee at a later date. The Committee awarded special sale process bonuses from this bonus pool to two named executive officers with respect to 2008 performance — Mr. Papa and Ms. Cohen — who each received a special sale process bonus in the amount of $150,000 for their extraordinary efforts in connection with the proposed sale transaction.
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 10, 2009, the Board of Directors of the Company approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”), which will be effective as of June 9, 2009, immediately following the Company’s 2009 annual meeting of shareholders. Accordingly, shareholders who wish to submit nominations of directors or proposals of other business should comply with the notice provisions contained in the Bylaws prior to the amendment, as the amendments will not be effective at the 2009 annual meeting of shareholders.
Article I, Section 7 of the Bylaws has been amended to clarify, among other things, (i) that notice procedures for shareholder nominations of directors are separate from those for proposals of other business; (ii) that references to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related rules do not limit the application of the Bylaws’ advance notice provisions; and (iii) that the Bylaws do not limit a shareholder’s right to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 of the Exchange Act.

The amendment also requires shareholders (and certain of their affiliates) proposing nominations or other business to disclose additional information, including (i) hedging and derivative positions relating to the Company’s stock and (ii) whether they intend to solicit proxies in support of the proposal or nomination.
In addition, Article I, Section 2 of the Bylaws has been amended to clarify that only business described in the Company’s notice of a special meeting may be conducted at a special meeting.
The foregoing description is not complete and is qualified in its entirety by reference to the Amended and Restated Bylaws, attached as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Item 8.01 Other Events.
On February 10, 2009, the Company issued a press release announcing that it will hold its annual meeting of shareholders on June 9, 2009. The deadline for shareholders to submit nominations of directors and proposals of other business is February 20, 2009. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
On February 11, 2009, Post Apartment Homes, L.P., the operating partnership of the Company, issued a press release announcing that it has commenced a cash tender offer to purchase any and all of its $185,000,000 7.70% Notes due 2010 and $100,000,000 5 1/8% Notes due 2011 (collectively, the “Notes”). A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit 3.1	Amended and Restated Bylaws of Post Properties, Inc.

Exhibit 99.1	Press Release dated February 10, 2009.

Exhibit 99.2	Press Release dated February 11, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: February 11, 2009

POST PROPERTIES, INC.

By:	/s/ David P. Stockert David P. Stockert
President and Chief Executive Officer

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: February 11, 2009

POST APARTMENT HOMES, L.P.

By:	POST GP HOLDINGS, INC.,
as General Partner

	By:	/s/ David P. Stockert David P. Stockert
President and Chief Executive
Officer

EXHIBIT INDEX

Exhibit
Number	Index
3.1	Amended and Restated Bylaws of Post Properties, Inc.

99.1	Press Release dated February 10, 2009.

99.2	Press Release dated February 11, 2009.